UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) June 27, 2025

NEVADA CANYON GOLD CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55600	46-5152859
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File number)	Identification No.)

5655 Riggins Court, Suite 15, Reno, NV 89502

(Address of principal executive offices) (zip code)

(888) 909-5548

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 27, 2025, Nevada Canyon Gold Corp. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, an aggregate of 17,856,271 shares of voting stock, or approximately 63.81% of our 27,982,215 total outstanding voting shares as of May 5, 2025, the record date for the Annual Meeting (the “Record Date”), were present virtually at or were voted at the Annual Meeting, constituting a quorum. The following proposals were voted on at the Annual Meeting (as described in greater detail in the Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on May 5, 2025 (the “Proxy Statement”), with the results of such voting as set forth below. Capitalized terms have the meanings given to such terms in the Proxy Statement and this Form 8-K should be read in connection with the Proxy Statement.

Proposal 1	For	Withheld	Abstain
Election of Directors
Lisa Doddridge	14,922,172	451,633	0
Alan Day	15,002,283	371,522	0
Jeffrey Cocks	14,983,933	389,872	0
Robert F. List	15,026,727	347,078	0
John Schaff	15,144,646	229,159	0
Smith Miller	15,183,990	189,815	0

Proposal 2	For	Against	Abstain
Ratification of the appointment of Assure CPA, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.	17,749,324	54,351	52,596

Proposal 3	For	Against	Abstain
To approve, by non-binding vote, the compensation of the Company’s named executives.	14,765,215	507,341	101,249

Proposal 4	For	Against	Abstain
To approve, by non-binding vote, the adoption of the 2025 Equity Incentive Plan.	14,705,291	552,856	115,658

As a result of the above voting, each of the proposals was approved by the requisite vote of the Company’s stockholders, and the six directors set forth above were elected to the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NEVADA CANYON GOLD CORP.

By:	/s/ Jeffrey Cocks
Jeffrey Cocks
Chief Financial Officer

Date: July 2, 2025